                                                                    EXHIBIT 99.1

NATURAL RESOURCE PARTNERS L.P.                                        [NRP LOGO]
601 Jefferson St., Suite 3600, Houston, TX 77002

NEWS RELEASE
================================================================================

                         NATURAL RESOURCE PARTNERS L.P.
                REPORTS 2003 FOURTH QUARTER AND FULL YEAR RESULTS

HIGHLIGHTS:

o FOURTH QUARTER NET INCOME OF $8.6 MILLION OR $0.37 PER UNIT AND 2003 NET INCOME OF $36.9 MILLION OR $1.59 PER UNIT

o FOURTH QUARTER AND 2003 CASH FLOW FROM OPERATING ACTIVITIES OF $14.7 MILLION AND $64.5 MILLION, RESPECTIVELY

o FOURTH QUARTER AND 2003 DISTRIBUTABLE CASH FLOW OF $12.4 MILLION AND $59.8 MILLION, RESPECTIVELY

o        RECENTLY ANNOUNCED INCREASE IN QUARTERLY DISTRIBUTION TO $0.5625 PER
         UNIT

o CASH BALANCE INCREASED FROM $7.8 MILLION ON DECEMBER 31, 2002 TO $24.3 MILLION ON DECEMBER 31, 2003

HOUSTON, FEBRUARY 12, 2004 - NATURAL RESOURCE PARTNERS L.P. (NYSE: NRP) today reported fourth quarter 2003 net income of $8.6 million or $0.37 per limited partner unit and 2003 net income of $36.9 million or $1.59 per limited partner unit. Cash flow from operating activities was $14.7 million and $64.5 million, for the fourth quarter and the year respectively, while distributable cash flow was $12.4 million and $59.8 million, respectively, for the quarter and the year. Distributable cash flow is a non-GAAP financial measure.

The condensed statement of income and the statement of cash flows that follow include the results for the period commencing on October 17, 2002, the closing of NRP's initial public offering, through December 31, 2002. Since this time period is less than a full quarter, we have not compared earnings or cash flows of the current year versus the prior year.

FOURTH QUARTER 2003

Fourth quarter 2003 sales by NRP's lessees generated $18.4 million in coal royalty revenues based on sales volumes of 11.0 million tons, for an average coal royalty revenue of $1.68 per ton. This compares to $14.4 million in coal royalty revenues based on production of 8.9 million tons, for an average coal royalty revenue of $1.62 per ton for the same three month period of 2002. The 27% increase in coal royalty revenues is due

                                  -continued-

NRP Reports 2003 Fourth Quarter and Full Year Results                Page 2 of 9


mainly to the 23% increase in production, with a $0.06 per ton increase in the average coal royalty rate. Acquisitions completed during the last year account for $2.2 million of the increase in coal royalty revenues and 1.1 million tons of the increase in production.

FULL YEAR 2003

For the year ended December 31, 2003, NRP's lessees sold 44.3 million tons of coal, up 13.8 million tons, or 45% from last year. This production generated coal royalty revenues of $73.8 million, an increase of $24.2 million, or approximately 49%. This increase is primarily due to the acquisitions NRP completed during the last year.

CAPITAL RESOURCES

At December 31, 2003, NRP had borrowings under the revolving credit facility totaling $27 million, and $175 million of outstanding senior unsecured notes. On January 2, 2004, NRP borrowed an additional $73 million under its revolving credit facility to purchase mineral interests from BLC Properties LLC. Subsequent to the borrowing on January 2, the partnership has $75 million of available capacity under its revolving credit facility.

PINNACLE MINE UPDATE

As previously reported, in September 2003, the Pinnacle mine was idled following a ventilation disruption most likely caused by a lightening strike, and on December 10, 2003, NRP received a force majeure notice from Pinnacle Mining Company, LLC, its lessee regarding the mine. The notice allows Pinnacle to forego payment of the minimum royalties due under the lease terms until the mine is again in production. Although the scientific tests performed by Pinnacle indicate that there has been no recent activity in the mine, the mine remains idled. This week however, a coordinated team of mine rescue personnel consisting of trained Pinnacle employees as well as representatives from the U.S. Mining Safety and Health Administration (MSHA) and the West Virginia Office of Miners Health Safety and Training entered the mine to examine and assess the conditions underground. Pinnacle's management will continue to work with government officials and the United Mine Workers to safely reopen the mine for production.

QUOTE

"Our net income for the year was in line with our previously announced expectations. Our fourth quarter net income, while in line with our expectations, was below the third quarter net income due to the idled Pinnacle mine. The Pinnacle mine accounted for approximately $1.6 million in coal royalty revenues and $1.2 million in net income in the third quarter prior to its idling," said Nick Carter, President and Chief Operating Officer of NRP.

2004 OUTLOOK

NRP Reports 2003 Fourth Quarter and Full Year Results                Page 3 of 9


There has been no change to the previously announced guidance for 2004. NRP still anticipates generating net income of approximately $39.5 to $41.5 million and distributable cash flow of $64.1 to $66.6 million. These estimates do not include any production from the currently idled Pinnacle mine.

DISTRIBUTIONS

NRP recently announced an increase of $0.025 to its quarterly distribution, which is now $0.5625 per unit, or $2.25 per unit on an annualized basis. This was the third distribution increase since going public in October 2002 and equates to a 10% increase in NRP's annualized distributions since that time.

DISCLOSURE OF NON-GAAP FINANCIAL MEASURES

Distributable cash flow represents cash flow from operations less actual principal payments and cash reserves set aside for scheduled principal payments on the senior notes. Distributable cash flow is a "non-GAAP financial measure" that is presented because management believes it is a useful adjunct to net cash provided by operating activities under GAAP. Distributable cash flow is a significant liquidity metric that is an indicator of NRP's ability to generate cash flows at a level that can sustain or support an increase in quarterly cash distributions paid to its partners. Distributable cash flow is also the quantitative standard used throughout the investment community with respect to publicly traded partnerships. Distributable cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. A reconciliation of distributable cash flow to net cash provided by operating activities is included in the tables attached to this release. Distributable cash flow may not be calculated the same for NRP as other companies.

Natural Resource Partners L.P. is headquartered in Houston, TX, with its operations headquarters in Huntington, WV. NRP is a master limited partnership that is principally engaged in the business of owning and managing coal properties in the three major coal producing regions of the United States:
Appalachia, the Illinois Basin and the Powder River Basin.

For additional information, please contact Kathy Hager at 713-751-7555 or khager@nrplp.com. Further information about NRP is available on the partnership's website at http://www.nrplp.com.

This press release may include "forward-looking statements" as defined by the Securities and Exchange Commission. Such statements include the net income and the distributable cash flow discussed in the 2004 outlook. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of

NRP Reports 2003 Fourth Quarter and Full Year Results                Page 4 of 9


assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, decreases in demand for coal; changes in operating conditions and costs; production cuts by our lessees; commodity prices; unanticipated geologic problems; changes in the legislative or regulatory environment and other factors detailed in Natural Resource Partners' Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.


04-4

                               -financials follow-

NRP Reports 2003 Fourth Quarter and Full Year Results                Page 5 of 9


                         NATURAL RESOURCE PARTNERS L.P.
                              OPERATING STATISTICS
                       (In thousands, except per ton data)

                                          THREE MONTHS ENDED              YEAR ENDED
                                             DECEMBER 31,                DECEMBER 31,
                                          2003          2002          2003          2002
                                        ---------     ---------     ---------     ---------
Coal royalty revenues:
        Appalachia                      $  16,009     $  11,829     $  63,855     $  40,688
        Illinois Basin                        793           892         3,566         2,994
        Northern Powder River Basin         1,575         1,712         6,349         5,926
                                        ---------     ---------     ---------     ---------
  Total                                 $  18,377     $  14,433     $  73,770     $  49,608
                                        =========     =========     =========     =========
Sales volumes (tons):
        Appalachia                          8,957         6,535        35,998        22,600
        Illinois Basin                        666           737         3,034         2,433
        Northern Powder River Basin         1,336         1,638         5,312         5,474
                                        ---------     ---------     ---------     ---------
  Total                                    10,959         8,910        44,344        30,507
                                        =========     =========     =========     =========
Average royalty revenue per ton:
        Appalachia                      $    1.79     $    1.81     $    1.77     $    1.80
        Illinois Basin                       1.19          1.21          1.18          1.23
        Northern Powder River Basin          1.18          1.05          1.20          1.08
                                        ---------     ---------     ---------     ---------
  Total                                 $    1.68     $    1.62     $    1.66     $    1.63
                                        =========     =========     =========     =========

NRP Reports 2003 Fourth Quarter and Full Year Results                Page 6 of 9


                         NATURAL RESOURCE PARTNERS L.P.
                          CONDENSED STATEMENT OF INCOME
                     (In thousands, except per unit amounts)

                                                                      FROM COMMENCEMENT                          FROM COMMENCEMENT
                                                                        OF OPERATIONS                              OF OPERATIONS
                                                    THREE MONTHS      (OCTOBER 17, 2002)                         (OCTOBER 17, 2002)
                                                       ENDED              THROUGH              YEAR ENDED             THROUGH
                                                  DECEMBER 31, 2003   DECEMBER 31, 2002     DECEMBER 31, 2003     DECEMBER 31, 2002
                                                  -----------------   -----------------     -----------------     -----------------
Revenues:
   Coal royalties                                 $          18,377   $          11,532     $          73,770     $          11,532
   Property taxes                                             1,550               1,047                 5,069                 1,047
   Minimums recognized as revenue                               427                 872                 2,033                   872
   Override royalties                                           209                 226                 1,022                   226
   Other                                                      1,455                 216                 3,572                   216
                                                  -----------------   -----------------     -----------------     -----------------
         Total revenues                                      22,018              13,893                85,466                13,893

Operating costs and expenses:
   Depletion  and amortization                                6,344               4,526                25,365                 4,526
   General administrative and other                           2,419               1,059                 8,923                 1,059
   Taxes other than income                                    1,553               1,296                 5,810                 1,296
   Royalty payments                                             337                 397                 1,299                   397
                                                  -----------------   -----------------     -----------------     -----------------
         Total operating costs and expenses                  10,653               7,278                41,397                 7,278
                                                  -----------------   -----------------     -----------------     -----------------
Operating income                                             11,365               6,615                44,069                 6,615
Other income (expense)
  Interest expense                                           (2,718)               (200)               (6,814)                 (200)
  Interest income                                                47                  --                   206                    --
  Loss from sale of oil and gas properties                      (55)                 --                   (55)                   --
  Loss from interest rate hedge                                  --                  --                  (499)                   --
                                                  -----------------   -----------------     -----------------     -----------------
Net income                                        $           8,639   $           6,415     $          36,907     $           6,415
                                                  =================   =================     =================     =================

Net income attributable to general partner        $             173   $             128     $             738     $             128
                                                  =================   =================     =================     =================
Net income attributable to limited partners       $           8,466   $           6,287     $          36,169     $           6,287
                                                  =================   =================     =================     =================
BASIC AND DILUTED NET INCOME PER LIMITED
 PARTNER UNIT
Common                                            $            0.37   $            0.28     $            1.59     $            0.28
                                                  =================   =================     =================     =================
Subordinated                                      $            0.37   $            0.28     $            1.59     $            0.28
                                                  =================   =================     =================     =================
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Common                                                       11,354              11,354                11,354                11,354
                                                  =================   =================     =================     =================
Subordinated                                                 11,354              11,354                11,354                11,354
                                                  =================   =================     =================     =================

NRP Reports 2003 Fourth Quarter and Full Year Results                Page 7 of 9


                         NATURAL RESOURCE PARTNERS L.P.
                             STATEMENT OF CASH FLOWS
                                 (In thousands)

                                                                        FROM COMMENCEMENT                       FROM COMMENCEMENT
                                                                         OF OPERATIONS                            OF OPERATIONS
                                                      THREE MONTHS      (OCTOBER 17, 2002)                      (OCTOBER 17, 2002)
                                                         ENDED              THROUGH            YEAR ENDED            THROUGH
                                                    DECEMBER 31, 2003   DECEMBER 31, 2002   DECEMBER 31, 2003   DECEMBER 31, 2002
                                                    -----------------   -----------------   -----------------   -----------------
Cash flows from operating activities:
  Net Income                                        $           8,639   $           6,415   $          36,907   $           6,415
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
        Depletion and amortization                              6,344               4,526              25,365               4,526
        Non-cash interest charge                                   12                  --                  26                  --
        Loss on sale of oil and gas properties                     55                  --                  55                  --
        Change in operating assets and
         liabilities:
           Accounts receivable                                   (842)             (9,043)             (1,947)             (9,043)
           Other assets                                        (1,284)               (511)               (811)               (511)
           Accounts payable and accrued
            liabilities                                        (1,075)              1,602                (193)              1,602
           Deferred revenue                                     2,043               2,018               1,802               2,018
           Cash paid on accrued incentive plan                   (507)                 --                (507)                 --
           Accrued incentive plan expenses                        837                  --               2,763                  --
           Property and franchise taxes payable                   517               1,731               1,068               1,731
                                                    -----------------   -----------------   -----------------   -----------------
            Net cash provided by operating
             activities                                        14,739               6,738              64,528               6,738
                                                    -----------------   -----------------   -----------------   -----------------
Cash flows from investing activities:
   Acquisition of property                                    (18,832)            (57,449)           (142,541)            (57,449)
   Proceeds from sale of oil and gas properties                    30                  --                  30                  --
                                                    -----------------   -----------------   -----------------   -----------------
            Net cash used in investing activities             (18,802)            (57,449)           (142,511)            (57,449)
                                                    -----------------   -----------------   -----------------   -----------------
Cash flows from financing activities:
  Proceeds from loans                                          19,000              57,500             317,100              57,500
  Deferred financing costs                                         --              (1,316)             (2,541)             (1,316)
  Repayment of loans                                               --             (46,531)           (172,600)            (46,531)
  Distributions to partners                                   (12,454)                 --             (46,478)                 --
  Contributions by sponsors                                        --               1,847                  --               1,847
  Proceeds from initial sale of common units net
   of costs                                                        --              45,453                  --              45,453
  Proceeds from sale of common units to GNP and
   NGCC                                                            --               1,510                  --               1,510
  Accumulated other comprehensive loss                             --                  --                (931)                 --
                                                    -----------------   -----------------   -----------------   -----------------
            Net cash provided by financing
             activities                                         6,546              58,463              94,550              58,463
                                                    -----------------   -----------------   -----------------   -----------------
Net increase in cash                                            2,483               7,752              16,567               7,752
Cash at beginning of period                                    21,837                   1               7,753                   1
                                                    -----------------   -----------------   -----------------   -----------------
Cash at end of of period                            $          24,320   $           7,753   $          24,320   $           7,753
                                                    =================   =================   =================   =================
SUPPLEMENTAL INFORMATION:
Cash paid during the period for interest            $           4,025   $              --   $           5,778   $              --
Non-cash investing activities                                      --                  --                  --                  --
Net assets contributed by partners                                 --             153,091                  --             153,091
Excess of cost over net book value of Arch
 properties                                                        --             110,315                  --             110,315
Deferred revenue assumed on acquisition
 of property                                                       --              (2,152)                 --              (2,152)

NRP Reports 2003 Fourth Quarter and Full Year Results                Page 8 of 9


                         NATURAL RESOURCE PARTNERS L.P.
                             CONDENSED BALANCE SHEET
                                 (In thousands)

                                                           DECEMBER 31,   DECEMBER 31,
                                                               2003           2002
                                                           ------------   ------------
Current assets                                             $     36,496   $     17,307
Land, coal and other mineral rights owned and leased, net       492,160        374,187
Other assets                                                      3,020          1,225
                                                           ------------   ------------
      Total assets                                         $    531,676   $    392,719
                                                           ============   ============
Current liabilities                                        $     14,744   $      3,333
Long term debt                                                  192,650         57,500
Deferred revenue                                                 15,054         13,252
Accrued liabilities (1)                                           1,070             --
Partner's capital                                               308,158        318,634
                                                           ------------   ------------
      Total liabilities and partners' capital              $    531,676   $    392,719
                                                           ============   ============
Supplemental information:
Long term debt                                             $    192,650   $     57,500
Partner's capital                                               308,158        318,634
                                                           ------------   ------------
Total capitalization                                       $    500,650   $     57,500
Long term debt/Total capitalization                                  38%            15%

(1)   Associated with the Partnership's long term incentive plan

NRP Reports 2003 Fourth Quarter and Full Year Results                Page 9 of 9


                         NATURAL RESOURCE PARTNERS L.P.
               RECONCILIATION OF UNAUDITED GAAP FINANCIAL MEASURES
                         TO NON-GAAP FINANCIAL MEASURES
                                 (In thousands)

                                                                           FROM COMMENCEMENT                      FROM COMMENCEMENT
                                                                             OF OPERATIONS                          OF OPERATIONS
                                                         THREE MONTHS      (OCTOBER 17, 2002)                     (OCTOBER 17, 2002)
                                                            ENDED              THROUGH           YEAR ENDED           THROUGH
                                                       DECEMBER 31, 2003   DECEMBER 31, 2002  DECEMBER 31, 2003   DECEMBER 31, 2002
                                                       -----------------   -----------------  -----------------   -----------------
Reconciliation of GAAP "Net cash provided by operating
activities" to Non-GAAP "Distributable Cash Flow"

Cash flow from operating activities                    $          14,739   $           6,738  $          64,528   $           6,738
Less actual principal payments                                        --                  --                 --                  --
Less reserves for scheduled principal payments                    (2,350)                 --             (4,700)                 --
                                                       -----------------   -----------------  -----------------   -----------------
     DISTRIBUTABLE CASH FLOW                           $          12,389   $           6,738  $          59,828   $           6,738
                                                       =================   =================  =================   =================